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                                                                    EXHIBIT 23.1
[LETTERHEAD OF KPMG PEAT MARWICK LLP]



                       CONSENT OF KPMG PEAT MARWICK LLP

The Board of Directors
FMC Corporation

We consent to the use of our report dated January 20, 1998, incorporated herein by reference, with respect to the consolidated financial statements of FMC Corporation and consolidated subsidiaries as of December 31, 1997 and 1996 and for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 annual report on Form 10-K of FMC Corporation.

                                       KPMG Peat Marwick LLP

Chicago, Illinois
December 28, 1998